Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Statements
Muuto Acquisition (“Muuto,” “Muuto Acquisition,” “Transaction”) and Amended Credit Agreement
On December 10, 2017, Knoll Denmark ApS, a wholly owned subsidiary of Knoll, Inc. (the “Company”), entered into a share purchase agreement (the “Agreement”) pursuant to which the Company agreed to acquire one hundred percent (100%) of the shares of Muuto Holding ApS and MIE4 Holding 5 ApS, which collectively hold substantially all the business operations of Muuto ApS. The acquisition closed on January 25, 2018 (the “Acquisition Date”), and the purchase price for the acquisition was $311.3 million USD, subject to certain customary adjustments set forth in the Agreement.
Concurrent with the Muuto Acquisition, the Company completed an amendment to its existing credit facility, dated May 20, 2014 (the “Existing Credit Agreement”), whereby the Existing Credit Agreement was amended and restated in its entirety with the Third Amended and Restated Credit Agreement, dated as of January 23, 2018, among the Company and certain foreign subsidiaries of the Company, as borrowers, certain domestic and foreign subsidiaries of the Company, as guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Sole Bookrunner, and certain lenders and other parties thereto (the “Amended Credit Agreement”).
The Amended Credit Agreement provides for a $750.0 million credit facility that matures in five years, consisting of a revolving commitment in the amount of $400.0 million (“Revolving Credit Facility”), which may be available in U.S. dollars, Euro, British Pound and other foreign currencies to be agreed, a U.S. term loan commitment in the amount of $250.0 million and a multicurrency term loan commitment in the amount of €81.7 million (“Term Loans”). The Company financed the Muuto Acquisition and paid related fees and expenses with the net proceeds from its Amended Credit Agreement and with cash on hand.
Pro Forma Financial Information
The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2017 is presented as if both the Muuto Acquisition and the Amended Credit Agreement occurred on December 31, 2017. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2017 is presented as if the Muuto Acquisition and the Amended Credit Agreement occurred on January 1, 2017. MIE4 Holdings 5 ApS has been excluded from the unaudited pro forma condensed combined financial statements on the basis that it is a holding company with no operations or business activities and thus is deemed immaterial for inclusion.
The unaudited pro forma condensed combined financial statements were prepared using, and should be read in conjunction with, the most recently made available financial statements of Knoll, Inc. and Muuto Holdings ApS.

•	Knoll Inc.’s historical audited consolidated financial statements as of and for the year ended December 31, 2017, included in Knoll’s Annual Report on Form 10-K;

•	Muuto Holdings ApS’s historical audited consolidated financial statements as of and for the year ended December 31, 2017 are included herein as Exhibit 99.2.
Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect for pro forma events that are: (1) directly attributable to the Muuto Acquisition and new financing; (2) factually supportable; (3) expected to have a continuing impact on the combined results of the Company following the Muuto Acquisition; and (4) with respect to the unaudited pro forma balance sheet, are also those which are nonrecurring. The Muuto Holdings ApS audited financial statements as of and for the year ended December 31, 2017 are presented in Danish Kroner (DKK) and therefore for the consolidated balance sheet have been translated to USD based on the December 31, 2017 DKK/USD balance sheet rate of 0.161 and the average daily 2017 exchange rates of 0.152 for the consolidated statement of operations.
The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the combined results of operations or financial position of the Company that would have been recorded had the acquisition of Muuto and new financing been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements also do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that the Company may achieve with respect to the combined operations of the Company and Muuto. The unaudited pro forma condensed consolidated financial statements also do not include all costs that are expected to be directly attributed to the Muuto Acquisition, such as, but not limited to, costs necessary to integrate the operations of Muuto with the Company and restructuring costs that may be necessary to achieve cost savings and operating synergies. Additionally, the unaudited pro forma condensed combined statement of operations includes adjustments for all non-recurring charges or credits directly attributable to the Muuto Acquisition. Refer to Note 3 for pro forma adjustments related to non-recurring charges or credits directly attributable to the Muuto Acquisition.

Exhibit 99.1

Knoll Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2017
(in thousands)
	Knoll	Muuto (DKK)	Muuto translated to USD	Pro Forma Adjustments	Notes	Knoll Combined
ASSETS
Current assets:
Cash and cash equivalents	$2,203	32,458	$5,229	$(5,229)	a	$2,203
Customer receivables, net	86,687	62,392	10,051	—		96,738
Inventories	144,945	54,233	8,736	4,800	a	158,481
Deferred income taxes	—	595	96	(96)	b	—
Prepaid expenses	29,272	4,274	688	—		29,960
Other current assets	15,163	1,937	312	—		15,475
Total current assets	278,270	155,889	25,112	(525)		302,857
Property, plant, and equipment, net	200,630	7,779	1,253	—		201,883
Goodwill	142,113	283,831	45,722	152,047	a,c	339,882
Intangible assets, net	238,581	5,237	844	130,400	a	369,825
Other noncurrent assets	1,447	1,916	309	—		1,756
Total Assets	$861,041	454,652	$73,240	$281,922		$1,216,203
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$10,000	15,000	$2,416	$709	d	$13,125
Accounts payable	108,922	40,869	6,584	—		115,506
Employee related liabilities	41,144	5,971	962	—		42,106
Other current liabilities	63,014	64,959	10,465	—		73,479
Total current liabilities	223,080	126,799	20,427	709		244,216
Long-term debt	181,048	75,000	12,082	292,296	d	485,426
Deferred income taxes	54,671	—	—	29,648	b	84,319
Other noncurrent liabilities	43,513	—	—	—		43,513
Total liabilities	502,312	201,799	32,509	322,653		857,474
Total equity	358,729	252,853	40,731	(40,731)	e	358,729
Total Liabilities and Equity	$861,041	454,652	$73,240	$281,922		$1,216,203
See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.1

Knoll Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2017
(in thousands, except shares and per share data)
	Knoll	Muuto (DKK)	Muuto Translated to USD	Pro Forma Adjustments	Notes	Knoll Combined
Sales	$1,132,892	470,100	$71,250	$—		$1,204,142
Cost of sales	718,313	222,928	33,788	—		752,101
Gross profit	414,579	247,172	37,462	—		452,041
Selling, general, and administrative expenses	305,992	151,162	22,911	1,121	f,g	330,024
Restructuring charges	2,150	—	—	—		2,150
Write-off of property, plant, and equipment	16,306	—	—	—		16,306
Pension settlement charge	2,162	—	—	—		2,162
Operating profit	87,969	96,010	14,551	1,121		101,399
Interest expense	7,483	4,190	635	1,310	h	9,428
Other expense, net	1,894	4,878	739	—		2,633
Income before income tax expense	78,592	86,942	13,177	2,431		89,338
Income tax (benefit) expense, net	(1,600)	28,079	4,256	(920)	i	1,736
Net earnings	80,192	58,863	8,921	1,511		87,602
Net earnings attributable to noncontrolling interests	29	—	—	—		29
Net earnings attributable to Knoll, Inc. stockholders	$80,163	58,863	$8,921	$1,511		$87,573

Net earnings per common share attributable to Knoll, Inc. stockholders:
Basic	$1.66					$1.81
Diluted	$1.63					$1.78
Weighted-average number of common shares outstanding:
Basic	48,422,558					48,422,558
Diluted	49,160,492					49,160,492
See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.1

Note 1: Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the Company and Muuto Holdings ApS after giving effect to the Muuto Acquisition and the Amended Credit Agreement. The Muuto Acquisition is accounted for as a business combination pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805 “Business Combinations,” with the Company being the acquirer of Muuto. Under the acquisition method of accounting, the purchase price is allocated to the underlying Muuto tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill.
As of the date of this filing, the Company has not finalized the detailed valuation study necessary to arrive at the required final estimate of the fair value of Muuto’s assets acquired and liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Muuto’s accounting policies to the Company’s accounting policies. As a result of the foregoing, the adjustments to the audited financial statements (the “pro forma adjustments”) are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of preparing the unaudited pro forma financial statements. Management estimated the fair value of Muuto’s assets and liabilities based on discussions with Muuto’s management, due diligence and publicly available transaction data for the industry. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma financial statements. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocations presented herein.
Details and Assumptions about the Transaction
The unaudited pro forma condensed combined financial statements give pro forma effect to the Muuto Acquisition and the Amended Credit Agreement as follows:

•	Total purchase price of $307.5 million;

•
Although the Transaction was financed through proceeds from the Amended Credit Agreement and cash on hand as of the Acquisition Date, for purposes of these unaudited pro forma condensed combined financial statements we are presenting the financing as assumed debt as of January 1, 2017 for the Unaudited Pro Forma Condensed Combined Statement of Operations and as of December 31, 2017 for the Unaudited Pro Forma Condensed Combined Balance Sheet. The difference in the purchase price from the Acquisition Date to the purchase price presented in the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2017 is attributable to foreign currency exchange impacts on the purchase price of $3.8 million.

Significant assumptions and estimates were made in determining the preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the measurement period as the Company finalizes the fair value measurement of the net tangible assets, intangible assets, tax-related assets and liabilities and the resultant goodwill. The final valuations of identifiable intangible and net tangible assets may change significantly from the Company’s preliminary estimates. These changes could result in material variances between its future financial results and the amounts presented in the unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with them.
The Company continues to review, in detail, Muuto’s accounting policies. As a result of the review, it may identify differences in accounting policies between the two companies, that when conformed, could have a material impact on the financial results of the combined company. Based on information available at the time of the filing of this current report on Form 8-K/A, the Company is not aware of any differences in accounting policies that would have a material impact on the financial results of the combined company.
Note 2: Preliminary Purchase Price Allocation
Preliminary Purchase Price Allocation
For the purpose of the unaudited pro forma condensed combined financial statements, the purchase price of Muuto has been allocated to the Company’s tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated fair values. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. The preliminary allocation of purchase price is based upon a valuation undertaken by the Company and is subject to change during the measurement period. These changes, including those resulting from conforming Muuto’s accounting policies to those of the Company, could differ materially from the pro forma adjustments presented herein and could result in material variances between the Company’s future financial results and the amounts presented in the unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with them. The Company expects to continue to obtain information to assist it in determining the fair value of the net assets acquired at the Muuto Acquisition date and during the measurement period.

Exhibit 99.1

The Company’s preliminary purchase price allocation for Muuto based on the estimated fair values as of December 31, 2017 is as follows (in thousands):

Cash	$—
Customer receivables	10,051
Inventory	13,536
Other current assets	1,096
Property, plant, and equipment, net	1,253
Intangible assets	131,244
Other non-current assets	309
Accounts payable	6,584
Other current liabilities	11,427
Deferred income taxes	29,744
Fair value of net acquired identifiable assets and liabilities	$109,734

Purchase price	$307,503
Less: Fair value of net acquired identifiable assets and liabilities	109,734
Goodwill	$197,769
Currently, the Company has not recorded any pre-acquisition contingencies related to Muuto as of the acquisition date; however, the Company continues to gather information and to evaluate whether any pre-acquisition contingencies have been assumed. If identified, such amounts will be included in the purchase price allocation at their fair value and will result in additional goodwill.
Note 3: Pro Forma Adjustments
Combined Balance Sheet
The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the following adjustments:

a.	To record the preliminary purchase price allocation disclosed in Note 2.

b.	To reclass Muuto Deferred tax asset in accordance with ASC 740 balance sheet classification of deferred taxes.

c.	To record the preliminary estimate of Goodwill which represents the excess of purchase price over the fair value of Muuto’s identifiable assets acquired and liabilities:

Preliminary estimate of Goodwill, see Note 2	$197,769
Acquired Muuto goodwill	(45,722)
Total Goodwill pro forma adjustment	$152,047
d. The net increase to debt includes:

Amended credit agreement	$505,073
Debt issuance costs related to Amended Credit Agreement	(6,054)
Payoff of existing revolver	(27,000)
Payoff of existing term loan	(165,000)
Write-off of unamortized deferred financing fees of Existing Credit Agreement	484
Extinguishment of Muuto debt	(14,498)
Net increase in debt	$293,005

Pro forma adjustment to Current maturities of long-term debt	$709
Pro forma adjustment to Long-term debt	292,296
Total pro forma adjustment to debt	$293,005
e. To record the elimination of Muuto equity of $40.7 million.

Exhibit 99.1

Statement of Operations

f.
The following table summarizes the elimination of transaction costs recorded in the historical Statements of Operations as these are directly attributable to the Transaction and nonrecurring (in thousands):

Year Ended December 31, 2017
Knoll, Inc.	$(543)
Muuto	(4,636)
Total (1)	$(5,179)
(1) The sum of the adjustment in Note f and Note g reconciles to the $1,121 reflected on the Selling, general and administrative line item of the Unaudited Pro Forma Condensed Combined Statement of Operations.
g Reflects the adjustment of amortization expense of historical intangible assets owned by Muuto and acquired by the Company, to the amortization expense related to estimated intangible asset fair values as outlined in Note 2. As part of the preliminary valuation analysis, the Company identified intangible assets, including a trade name, customer relationships, copyrights and designs as well as non-compete agreements.
The following table summarizes the estimated fair value of Muuto’s identifiable intangible assets and their estimated useful lives and uses a straight line method of amortization (dollars in thousands):

	Estimated Fair Value	Estimated Life in Years	Year Ended 2017 Amortization Expense
Trade Name	$65,000	—	$—
Wholesale customer relationships	33,000	15	2,200
Contract customer relationships	22,000	9	2,444
Copyrights & designs	10,000	7	1,429
Non-Competition agreements	1,244	3	415
	$131,244		$6,488

Less: Historical Muuto amortization expense			(188)

Total (1)			$6,300
(1) The sum of the adjustment in Note f and Note g reconciles to the $1,121 reflected on the Selling, general and administrative line item of the Unaudited Pro Forma Condensed Combined Statement of Operations.
h. Represents the net increase to interest expense resulting from interest on the additional Amended Credit Agreement to finance the acquisition of Muuto and the amortization of related debt issuance costs, as follows (in thousands):

Year Ended December 31, 2017
Interest expense on new Term Loan and Multi-currency Loan of 3.31% and 1.75%, respectively	$8,217
Amortization of new debt issuance costs	1,211
Elimination of historical Knoll interest expense	(7,483)
Elimination of historical Muuto interest expense	(635)
Pro forma adjustments to interest expense	$1,310
A 0.125% change in the interest rate for the assumed borrowings under the Amended Credit Agreement would impact interest expense by approximately $0.4 million. However, the actual interest expense incurred as a result of the Amended Credit Agreement could fluctuate and be materially different from what is presented above.
Muuto’s historical Statement of Operations includes interest expense related to debt paid off by the Company as part of the Muuto Acquisition as outlined in Note 3b above; therefore, the interest expense is non-recurring and has been eliminated.
i. Reflects the income tax effect of pro forma adjustments based on the estimated combined statutory rate of 37.9% at December 31, 2017.